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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated March 20, 2003, except for the effect of the restatement related to the beneficial conversion feature as described in
Note 1, which is as of November 4, 2003, relating to the consolidated financial statements and financial statement schedules, which appear in Capital Environmental Resource Inc.'s Annual Report to Shareholders on Form 20-F/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Toronto, Canada
December 11, 2003